Exhibit 12.2

Certification by the Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Huijie Gao, Chief Financial Officer of Jiuzi Holdings Inc. (the “Company”), certify that:

1.	I have reviewed this annual report on Form 20-F/A of the Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 29, 2025

By:	/s/ Huijie Gao
	Name:	Huijie Gao
	Title:	Chief Financial Officer